Exhibit 23.2








                         Consent of Independent Auditors







   We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Employee Stock Purchase Plan of American Annuity Group, Inc. for the registration of 1,000,000 shares of its common stock of our report dated March 11, 1994, with respect to the consolidated financial statements of American Annuity Group, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1993, filed with the Securities and Exchange Commission.






                                                          ERNST & YOUNG LLP

   Cincinnati, Ohio
   August 15, 1994
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